Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, D.C. 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Second Quarter 2014 Results

• Second Quarter Revenues of $454.3 Million

• Second Quarter Adjusted EPS of $0.55; Fully Diluted EPS of $0.42

Washington, D.C., July 31, 2014 – FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended June 30, 2014.

For the quarter, revenues increased 9.6 percent to $454.3 million compared to $414.6 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.42 compared to $0.58 in the prior year quarter. EPS for the quarter included a special charge of $9.4 million related to the closure of the Company’s West Palm Beach office and the termination of a corporate plane lease which reduced EPS by $0.14. Adjusted EPS for the quarter were $0.55. Adjusted EBITDA for the quarter was $59.9 million or 13.2 percent of revenues compared to $66.0 million or 15.9 percent of revenues in the prior year quarter.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting said, “Our second quarter results are in line with the focus and expectations we discussed at our June investor day, including a focus on organic growth and continued investment to build the business.”

Cash and Capital Allocation

Net cash provided by operating activities for the quarter was $33.7 million compared to $21.7 million in the prior year. Cash and cash equivalents were $94.4 million at June 30, 2014.

Second Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 7.6 percent to $104.0 million in the quarter compared to $96.7 million in the prior year quarter. The increase in revenues was driven by higher demand for the segment’s North America non-distressed service offerings partially offset by continued softness in global bankruptcy engagements. Adjusted Segment EBITDA was $19.1 million or 18.4 percent of segment revenues compared to $17.8 million or 18.5 percent of segment revenues in the prior year quarter.

Economic Consulting

Revenues in the Economic Consulting segment increased 5.6 percent to $117.2 million in the quarter compared to $111.0 million in the prior year quarter. The increase in revenues was due to higher demand in the segment’s

Europe, Middle East and Africa (“EMEA”) antitrust litigation practice and higher demand and realized pricing in its EMEA international arbitration, regulatory and valuation practices. Adjusted Segment EBITDA was $18.1 million or 15.4 percent of segment revenues compared to $20.8 million or 18.7 percent of segment revenues in the prior year quarter. The decline in Adjusted Segment EBITDA margin was due largely to increased compensation expense related to extensions of employment contracts entered into late last year with key senior client-service professionals and lower utilization in the financial economics practice in North America.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 13.3 percent to $119.1 million in the quarter compared to $105.1 million in the prior year quarter. Revenues increased organically by 10.4 percent due to increased demand related primarily to disputes and investigations in the segment’s North America and Asia Pacific regions. Adjusted Segment EBITDA was $22.3 million or 18.7 percent of segment revenues compared to $18.8 million or 17.9 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to strong utilization and employee leverage in the aforementioned practices, which was partially offset by higher performance-based compensation costs as well as lower success fees and lower utilization as a result of increased hiring in our health solutions practice.

Technology

Revenues in the Technology segment increased 18.6 percent to $60.7 million in the quarter compared to $51.2 million in the prior year quarter. The increase in revenues was primarily due to increased demand related to large scale complex global investigations. Adjusted Segment EBITDA was $15.1 million or 24.9 percent of segment revenues compared to $16.9 million or 33.0 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to an increase in the mix of lower margin services and increased investment in business development activities.

Strategic Communications

Revenues in the Strategic Communications segment increased 5.4 percent to $53.3 million in the quarter compared to $50.6 million in the prior year quarter. Favorable foreign currency translation resulted in a revenues increase of 2.8 percent and the remaining growth resulted from increases in the number of retainer-based relationships in EMEA. Adjusted Segment EBITDA was $5.8 million or 10.9 percent of segment revenues compared to $5.2 million or 10.3 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to the favorable foreign currency translation impact and higher margins on pass-through revenues.

Second Quarter 2014 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter 2014 financial results at 9:00 a.m. Eastern Time on July 31, 2014. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,200 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.65 billion in revenues during fiscal year 2013. More information can be found at www.fticonsulting.com.

Note: We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP  financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures,  provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur  from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(in thousands, except per share data)

(unaudited)

	Six Months Ended
	June 30,
	2014	2013

Revenues	$879,876	$821,791

Operating expenses
Direct cost of revenues	569,824	518,008
Selling, general and administrative expense	215,419	192,972
Special charges	9,364	427
Acquisition-related contingent consideration	(1,848)	(6,721)
Amortization of other intangible assets	8,068	11,517

	800,827	716,203

Operating income	79,049	105,588

Other income (expense)
Interest income and other	2,451	550
Interest expense	(25,563)	(25,786)

	(23,112)	(25,236)

Income before income tax provision	55,937	80,352

Income tax provision	20,573	33,186

Net income	$35,364	$47,166

Earnings per common share - basic	$0.89	$1.20

Earnings per common share - diluted	$0.87	$1.17

Weighted average common shares outstanding - basic	39,560	39,272

Weighted average common shares outstanding - diluted	40,604	40,456

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$12,422	$(27,223)

Total other comprehensive income (loss), net of tax	12,422	(27,223)

Comprehensive income	$47,786	$19,943

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2014 AND 2013

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30,
	2014	2013

Revenues	$454,324	$414,613

Operating expenses
Direct cost of revenues	295,549	259,528
Selling, general and administrative expense	107,032	96,325
Special charges	9,364	—
Acquisition-related contingent consideration	(5)	(7,452)
Amortization of other intangible assets	3,452	5,953

	415,392	354,354

Operating income	38,932	60,259

Other income (expense)
Interest income and other	1,448	(387)
Interest expense	(12,908)	(13,071)

	(11,460)	(13,458)

Income before income tax provision	27,472	46,801

Income tax provision	10,225	23,315

Net income	$17,247	$23,486

Earnings per common share - basic	$0.43	$0.60

Earnings per common share - diluted	$0.42	$0.58

Weighted average common shares outstanding - basic	39,681	39,143

Weighted average common shares outstanding - diluted	40,750	40,293

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0	$7,694	$(11,714)

Total other comprehensive income (loss), net of tax	7,694	(11,714)

Comprehensive income	$24,941	$11,772

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	Adjusted EBITDA (1)	Margin(1)	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)

Three Months Ended June 30, 2014
Corporate Finance/Restructuring	$104,020	$19,133	18.4%	71%	$412	713
Forensic and Litigation Consulting	119,081	22,271	18.7%	71%	$323	1,059
Economic Consulting	117,227	18,043	15.4%	78%	$522	525
Technology (2)	60,720	15,104	24.9%	N/M	N/M	328
Strategic Communications (2)	53,276	5,834	11.0%	N/M	N/M	566

	$454,324	80,385	17.7%			3,191

Corporate		(20,482)

Adjusted EBITDA (1)		$59,903	13.2%

Six Months Ended June 30, 2014
Corporate Finance/Restructuring	$198,002	$30,084	15.2%	71%	$396	713
Forensic and Litigation Consulting	240,510	48,765	20.3%	73%	$319	1,059
Economic Consulting	224,078	31,073	13.9%	75%	$519	525
Technology (2)	120,783	32,452	26.9%	N/M	N/M	328
Strategic Communications (2)	96,503	8,563	8.9%	N/M	N/M	566

	$879,876	150,937	17.2%			3,191

Corporate		(39,838)

Adjusted EBITDA (1)		$111,099	12.6%

Three Months Ended June 30, 2013
Corporate Finance/Restructuring	$96,714	$17,848	18.5%	62%	$416	718
Forensic and Litigation Consulting	105,120	18,752	17.8%	67%	$307	969
Economic Consulting	111,014	20,803	18.7%	82%	$505	499
Technology (2)	51,196	16,888	33.0%	N/M	N/M	285
Strategic Communications (2)	50,569	5,219	10.3%	N/M	N/M	611

	$414,613	79,510	19.2%			3,082

Corporate		(13,498)

Adjusted EBITDA (1)		$66,012	15.9%

Six Months Ended June 30. 2013
Corporate Finance/Restructuring	$195,794	$36,933	18.9%	66%	$412	718
Forensic and Litigation Consulting	205,844	31,563	15.3%	65%	$314	969
Economic Consulting	226,208	46,997	20.8%	86%	$501	499
Technology (2)	97,900	30,604	31.3%	N/M	N/M	285
Strategic Communications (2)	96,045	8,773	9.1%	N/M	N/M	611

	$821,791	154,870	18.8%			3,082

Corporate		(29,532)

Adjusted EBITDA (1)		$125,338	15.3%

(1)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Margin is equal to Adjusted Segment EBITDA divided by the respective Segment Revenues. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of GAAP to non-GAAP financial measures.
(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE, 2014 AND 2013

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$17,247	$23,486	$35,364	$47,166
Add back:
Special charges, net of tax effect (1)	5,523	—	5,523	253
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(164)	(8,216)	(1,514)	(8,216)

Adjusted Net Income (3)	$22,606	$15,270	$39,373	$39,203

Earnings per common share – diluted	$0.42	$0.58	$0.87	$1.17
Add back:
Special charges, net of tax effect (1)	0.14	—	0.14	—
Remeasurement of acquisition-related contingent consideration, net of tax effect (2)	(0.01)	(0.20)	(0.04)	(0.20)

Adjusted earnings per common share – diluted (3)	$0.55	$0.38	$0.97	$0.97

Weighted average number of common shares outstanding – diluted	40,750	40,293	40,604	40,456

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to special charges for the three and six months ended June 30, 2014 was 41.0%. The tax expense related to the adjustment for special charges for the three and six months ended June 30, 2014 were $3.8 million or a $0.09 impact on diluted earnings per share. The effective tax rate for the adjustments related to special charges for the six months ended June 30, 2013 was 40.7%. The tax expense related to the adjustment for special charges for the six months ended June 30, 2013 was $0.2 million with no impact on diluted earnings per share. In the three months ended June 30, 2013, there were no special charges.
(2)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2014 were 37.2% and 36.5%, respectively. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2014 was $0.1 million with no impact on diluted earnings per share and $0.9 million or a $0.02 impact on diluted earnings per share. The adjustments related to remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2013 were not taxable.
(3)	We define Adjusted Net Income and Adjusted Earnings per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended June 30, 2014

Net income							$17,247
Interest income and other							(1,448)
Interest expense							12,908
Income tax provision							10,225

Operating income (1)	$17,068	$20,839	$16,840	$10,905	$4,030	$(30,750)	$38,932
Depreciation and amortization	854	1,019	981	3,981	677	904	8,416
Amortization of other intangible assets	1,211	674	222	218	1,127	—	3,452
Special charges	—	—	—	—	—	9,364	9,364
Remeasurement of acquisition-related contingent consideration	—	(261)	—	—	—	—	(261)

Adjusted EBITDA (2)	$19,133	$22,271	$18,043	$15,104	$5,834	$(20,482)	$59,903

Six Months Ended June 30, 2014

Net income							$35,364
Interest income and other							(2,451)
Interest expense							25,563
Income tax provision							20,573

Operating income (1)	$25,675	$46,241	$29,270	$23,971	$5,035	$(51,143)	$79,049
Depreciation and amortization	1,645	2,034	2,062	8,045	1,274	1,941	17,001
Amortization of other intangible assets	3,426	1,424	528	436	2,254	—	8,068
Special charges	—	—	—	—	—	9,364	9,364
Remeasurement of acquisition-related contingent consideration	(662)	(934)	(787)	—	—	—	(2,383)

Adjusted EBITDA (2)	$30,084	$48,765	$31,073	$32,452	$8,563	$(39,838)	$111,099

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended June 30, 2013

Net income							$23,486
Interest income and other							387
Interest expense							13,071
Income tax provision							23,315

Operating income (1)	$21,436	$19,177	$19,530	$11,292	$3,394	$(14,570)	$60,259
Depreciation and amortization	855	937	863	3,611	678	1,072	8,016
Amortization of other intangible assets	1,832	579	410	1,985	1,147	—	5,953
Remeasurement of acquisition-related contingent consideration	(6,275)	(1,941)	—	—	—	—	(8,216)

Adjusted EBITDA (2)	$17,848	$18,752	$20,803	$16,888	$5,219	$(13,498)	$66,012

Six Months Ended June 30, 2013

Net income							$47,166
Interest income and other							(550)
Interest expense							25,786
Income tax provision							33,186

Operating income (1)	$38,135	$30,279	$44,525	$19,374	$5,121	$(31,846)	$105,588
Depreciation and amortization	1,622	1,961	1,668	7,246	1,323	2,202	16,022
Amortization of other intangible assets	3,383	1,091	808	3,970	2,265	—	11,517
Special charges	68	173	(4)	14	64	112	427
Remeasurement of acquisition-related contingent consideration	(6,275)	(1,941)	—	—	—	—	(8,216)

Adjusted EBITDA (2)	$36,933	$31,563	$46,997	$30,604	$8,773	$(29,532)	$125,338

(1)	We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA.
(2)	We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Amounts presented in the Adjusted EBITDA row for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income. See also our reconciliation of GAAP to non-GAAP financial measures.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2014	2013
Operating activities
Net income	$35,364	$47,166

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,138	16,022
Amortization of other intangible assets	8,068	11,517
Acquisition-related contingent consideration	(1,848)	(6,721)
Provision for doubtful accounts	8,671	7,478
Non-cash share-based compensation	15,194	17,046
Non-cash interest expense	1,348	1,349
Other	(368)	(197)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(115,787)	(58,827)
Notes receivable	(22,559)	(11,113)
Prepaid expenses and other assets	8,860	(1,485)
Accounts payable, accrued expenses and other	2,645	(1,354)
Income taxes	4,832	14,740
Accrued compensation	(47,418)	(10,467)
Billings in excess of services provided	7,756	(5,785)

Net cash (used in) provided by operating activities	(77,104)	19,369

Investing activities
Payments for acquisition of businesses, net of cash received	(15,611)	(40,512)
Purchases of property and equipment	(21,778)	(14,130)
Other	(6)	21

Net cash used in investing activities	(37,395)	(54,621)

Financing activities
Purchase and retirement of common stock	(4,367)	(28,758)
Net issuance of common stock under equity compensation plans	(2,692)	1,245
Deposits	11,580	—
Other	(891)	(616)

Net cash used in financing activities	3,630	(28,129)

Effect of exchange rate changes on cash and cash equivalents	(552)	(850)

Net decrease in cash and cash equivalents	(111,421)	(64,231)
Cash and cash equivalents, beginning of period	205,833	156,785

Cash and cash equivalents, end of period	$94,412	$92,554

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT JUNE 30, 2014 AND DECEMBER 31, 2013

(in thousands, except per share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$94,412	$205,833
Accounts receivable:
Billed receivables	423,058	352,411
Unbilled receivables	296,299	233,307
Allowance for doubtful accounts and unbilled services	(139,620)	(109,273)

Accounts receivable, net	579,737	476,445
Current portion of notes receivable	29,911	33,093
Prepaid expenses and other current assets	52,162	61,800
Current portion of deferred tax assets	29,046	26,690

Total current assets	785,268	803,861
Property and equipment, net of accumulated depreciation	83,495	79,007
Goodwill	1,225,403	1,218,733
Other intangible assets, net of amortization	86,270	97,148
Notes receivable, net of current portion	131,707	108,298
Other assets	61,097	57,900

Total assets	$2,373,240	$2,364,947

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$96,005	$126,886
Accrued compensation	169,923	222,738
Current portion of long-term debt	6,000	6,014
Billings in excess of services provided	36,946	28,692

Total current liabilities	308,874	384,330
Long-term debt, net of current portion	711,000	711,000
Deferred income taxes	149,130	137,697
Other liabilities	96,316	89,661

Total liabilities	1,265,320	1,322,688

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,936 (2014) and 40,526 (2013)	409	405
Additional paid-in capital	380,193	362,322
Retained earnings	765,985	730,621
Accumulated other comprehensive loss	(38,667)	(51,089)

Total stockholders’ equity	1,107,920	1,042,259

Total liabilities and stockholders’ equity	$2,373,240	$2,364,947